SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                    01/23/04
                        Date of Report (Date of earliest
                                event reported):
                                  Simtrol, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                     1-10927               84-1104448

(State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                   Identification Number)

     2200 Norcross Parkway                                     30071
       Norcross, Georgia                                     (Zip Code)
(Address of principal executive
            offices)

Registrant's telephone number, including area code: (770) 242-7566

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
================================================================================

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ITEM 5.   OTHER EVENTS

On January 23, 2004, Simtrol, Inc., completed the sale of 1,409,269 of restricted common shares for aggregate gross proceeds of $262,500, in a private placement of its stock to a limited number of accredited investors, including two Board members. The share prices ranged from $0.152 to $0.358 per share and were based on the average of the preceding five days closing prices prior to the purchases. At the time of the closing, warrants to purchase 1,409,269 shares of restricted common stock were granted to the same accredited investors, with exercise prices of $0.20 per share. Offering costs were de minimis. The proceeds of the offering were used to fund operational and overhead expenses of the company from the period August 8, 2003 through January 23, 2004.

This report does not constitute an offer to sell or a solicitation of an offer to buy the common stock. The offering of the common stock has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The common

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stock may not be offered or sold in the United States or to U.S. persons except pursuant to exemptions from the registration requirements of such laws.

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to projected financial results and plans for future sales and business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The words "may," "would," "could," "believe," "intend," "expect," "estimates," "anticipates," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Potential risks and uncertainties include, but are not limited to, substantial doubt about our ability to continue as a going concern due to our cash flow and inability to finance our operations, current economic conditions, competition, the market acceptance of ONGOER as an alternative to hardware-based control systems, and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q

Date:   January 26, 2004

                      Simtrol, Inc.


                      By: /s/ Richard W. Egan
                          -----------------------------------------
                              Richard W. Egan
                              President and Chief Executive Officer